SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 11, 2007
 Date of Report (date of earliest event reported):

BETTER BIODIESEL, INC.
 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

355 South 1550 West
Spanish Fork, UT 84660
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 990-2810

Mountain States Holdings, Inc.
(Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 11, 2007, the Board of Directors (the “Board”) of Better Biodiesel, Inc. (the “Company”) accepted the resignations of Peter Kristensen as Vice President of Corporate Development and Briton McConkie as Vice President of Business Development. Mr. Kristensen and Mr. McConkie had served in their respective positions since the Company acquired Domestic Energy Partners, LLC via a share exchange on September 29, 2006. The Board had previously accepted the resignations of Mr. Kristensen and Mr. McConkie from the Board on June 19, 2007, concurrent with the election of Steve Nordaker and John Robinson to the Board. Mr. Kristensen’s and Mr. McConkie’s resignations from the Company do not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

The Board does not expect to name a successor for either Mr. Kristensen or Mr. McConkie at this time. To the extent that any information called for in Item 404(a) of Regulation S-B is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four days from when this information becomes available.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(b)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated July 16, 2007

BETTER BIODIESEL, INC.

By:	/s/ Ron Crafts
Ron Crafts
Chief Executive Officer